                                                                 EXHIBIT m(2)(e)

                                 AMENDMENT NO. 4
                        TO THE FIRST AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                (CLASS B SHARES)
                               (DISTRIBUTION FEE)

                                                 MAXIMUM                MAXIMUM              MAXIMUM
                                                 ASSET-BASED            SERVICE             AGGREGATE
          FUND                                  SALES CHARGE             FEE                   FEE
          ----                                  ------------         -----------            ----------
AIM Developing Markets Fund                           0.75%               0.25%               1.00%
AIM Global Biotech Fund                               0.75%               0.25%               1.00%
AIM Global Financial Services Fund                    0.75%               0.25%               1.00%
AIM Global Health Care Fund                           0.75%               0.25%               1.00%
AIM Global Infrastructure Fund                        0.75%               0.25%               1.00%
AIM Global Energy Fund                                0.75%               0.25%               1.00%
AIM Global Science and Technology Fund                0.75%               0.25%               1.00%
AIM Libra Fund                                        0.75%               0.25%               1.00%
AIM Strategic Income Fund                             0.75%               0.25%               1.00%"

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:  ___________________, 2002

                                             AIM INVESTMENT FUNDS
                                             (on behalf of its Class B Shares)


Attest:                                      By:
       -----------------------------             -------------------------------
       Assistant Secretary                       Robert H. Graham
                                                 President